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                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only
     (as permitted by rule 14a-6(e) (2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                             RALSTON PURINA COMPANY
          ----------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                      N/A
          ----------------------------------------------------------
                 (NAME OF PERSON(S) FILING PROXY STATEMENT, IF
                             OTHER THAN REGISTRANT)

               Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of the transaction:

      ------------------------------------------------------------------------
      (5) Total fee paid:

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------
    (3) Filing Party:

        ----------------------------------------------------------------------
    (4) Date Filed:



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                                 PRESS RELEASE



TO: Editor                                            From: Keith M. Schopp
                                                            Public Relations
                                                            314/982-3231

                                                            Michael Grabel
                                                            Investor Relations
                                                            314/982-2161

               RALSTON RECEIVES SEC CLEARANCE FOR PROXY STATEMENT

St. Louis, Missouri, April 17, 2001 ...... Ralston Purina Company today announced that it received clearance from the Securities and Exchange Commission for its definitive proxy statement in connection with its merger with Nestle. The Company plans to mail the proxy to shareholders on or about April 18, 2001.

"The merger is tracking right on schedule," said W. Patrick McGinnis, Ralston's President and Chief Executive Officer. "We are working cooperatively with the Federal Trade Commission and other jurisdictions in their review of the transaction. Both we and Nestle expect to complete the transaction by December 31, 2001."

The Company expects to hold the special meeting on Monday, May 21, 2001, at The Westin Hotel in downtown St. Louis, Missouri. The purpose of the meeting is for Ralston shareholders of record at the close of business on April 3, 2001, to approve the merger agreement announced by Nestle and Ralston Purina on January 16, 2001.

The merger is, among other things, subject to regulatory clearances and approval by holders of at least two-thirds of all of the outstanding shares of Ralston Purina common stock.

                                    # # # #





SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between Nestle Holdings, Inc. and Ralston Purina Company. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain Ralston Purina Company shareholder or regulatory clearances and/or approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Nestle Holdings, Inc. and Ralston Purina Company; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; and the general economic environment and the economic environment of the pet food industry. Neither Nestle Holdings, Inc., Nestle S.A. nor Ralston Purina Company is under any obligation to (and each expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.